Filed pursuant to Rule 424(b)(5)
Registration No. 333-260588

Prospectus Supplement
(To Prospectus dated November 16, 2021)

ABVC BIOPHARMA, INC.

300,000 shares of Common Stock

200,000 Pre-Funded Warrants

200,000 shares of Common Stock underlying Pre-Funded Warrants

Placement Agent Warrants to Purchase up to 30,000 shares of Common Stock

(and the shares of Common Stock underlying such Placement Agent Warrants)

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (the “Offering”) 300,000 shares of common stock (the “Offered Shares”) of ABVC BioPharma, Inc. (the “Company,” “ABVC” or “we”) directly to certain purchasers (the “Purchasers”) under a securities purchase agreement entered into on July 27, 2023 between the Company and the Purchasers (the “Purchase Agreement”).

We are also offering 200,000 pre-funded warrants to certain purchasers. The public offering price of each pre-funded warrant and accompanying common warrant will be equal to the price at which one share of common stock is sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Each Offered Share (or pre-funded warrant in lieu thereof) is being sold together at an offering price of $3.50 (the “Offering Price”).

As of the date hereof, the authorized share capital of the Company is 100,000,000 shares of Common Stock, par value $0.001 each and 20,000,000 shares of Preferred Stock, par value $0.001 each (“Preferred Stock”). The aggregate market value of our outstanding shares of Common Stock held by non-affiliates was approximately $13.74 million based on 3,308,531 shares of Common Stock, of which 2,018,113 shares are held by non-affiliates, and a per share price of $6.81, which was the last reported price on the Nasdaq Capital Market of our shares of Common Stock on May 30, 2023. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement and accordingly we may sell up to approximately $4.5 million of our shares of Common Stock hereunder.

Our shares of Common Stock are currently traded on the Nasdaq Capital Market under the symbol “ABVC.” On July 27, 2023, the closing sale price of our shares of Common Stock was $3.1 per share.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 3 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have retained Wilmington Capital Securities, LLC to act as the placement agent (the “Placement Agent” or “Wilmington”) as our Placement Agent to use its “reasonable best efforts” to solicit offers to purchase our shares of Common Stock and/or Pre-funded Warrants in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We will pay the Placement Agent a fee equal to the sum of 6% of the aggregate purchase price paid by investors placed by the Placement Agent. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-11 of this prospectus supplement.

	Per Share (or Pre- Funded Warrant)	Total
Offering Price	$3.50	1,750,000
Placement Agent’s Fees (1)	$0.210	105,000
Proceeds, before expenses, to us	$3.290	1,645,000

(1)	We will pay to the placement agent a cash fee equal to 6% of the aggregate sales price of the securities sold in this offering. We will reimburse he placement agent for all reasonable out-of-pocket expenses actually incurred in connection with this Offering and will issue the placement agent or its designee(s) warrants equal to 6% of the aggregate number of shares of common stock sold in this offering (“Agent Warrants”). For additional information about the compensation paid to the placement agent, see “Plan of Distribution” beginning on page S-11 of this prospectus supplement.

We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about July 31, 2023.

Placement Agent

Wilmington Capital Securities LLC

The date of this prospectus supplement is July 31, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. Neither we nor the Placement Agent are making an offer to sell any securities in jurisdictions where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any securities in any jurisdiction in which such offer or invitation would be unlawful.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 29, 2021, we filed with the SEC a registration statement on Form S-3 (File No. 333-260588), which was later amended on November 16, 2021, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on November 29, 2021. Under this shelf registration process, we may, from time to time, sell up to $50 million in the aggregate of Common Stock, preferred stock, warrants, subscription rights, debt securities, and units. We may sell up to approximately $4.5 million worth of Common Stock in this offering and as of the date of this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Current Report on Form 8-K into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act, into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “ABVC,” the “Company,” “we,” “us” and “our” or similar terms refer to refer to ABVC BioPharma, Inc., a Nevada corporation and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. We qualify all such forward-looking statements by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Our Business

ABVC is an early stage biotechnology company with a pipeline of sevent new drugs and one medical device under development, all of which are licensed from related parties of the Company. The Company’s minimal revenue has come from the sale of CDMO services through BioKey. However, the Company’s focus is on developing a pipeline of products by carefully tracking new medical discoveries or medical device technologies in research institutions in the Asia-Pacific region. Pre-clinical, disease animal model and Phase I safety studies are examined closely by the Company’s scientists and other specialists known to the Company to identify drugs or medical devices that it believes demonstrate efficacy and safety based on the Company’s internal qualifications. Once a drug or medical device is shown to be a good candidate for further development and ultimately commercialization, ABVC licenses the drug or medical device from the original researchers and introduces the drug or medical device clinical trial plan to highly respected principal investigators in the United States, Australia and Taiwan. In almost all cases, ABVC has found that research institutions in each of those countries are eager to work with the Company to move forward with Phase II clinical trials.

Institutions that have or are now conducting phase II clinical trials in partnership with ABVC include:

●	Drug: ABV-1504, Major Depressive Disorder (MDD), Phase II completed. NCE drug Principal Investigators: Charles DeBattista M.D. and Alan F. Schatzberg, MD, Stanford University Medical Center, Cheng-Ta Li, MD, Ph.D – Taipei Veterans General Hospital

●	Drug: ABV-1505, Adult Attention-Deficit Hyperactivity Disorder (ADHD), Phase II Part 1 completed. NCE drug Principal Investigators: Keith McBurnett, Ph.D. and Linda Pfiffner, Ph.D., University of California San Francisco (UCSF), School of Medicine. Phase II, Part 2 clinical study sites includes UCSF and 5 locations in Taiwan.The Principal Investigators are Keith McBurnett, Ph.D. and Linda Pfiffner, Ph.D., University of California San Francisco (UCSF), School of Medicine; Susan Shur-Fen Gau, M.D., National Taiwan University Hospital; Xinzhang Ni, M.D. Linkou Chang Gung Memorial Hospital; Wenjun Xhou, M.D., Kaohsiung Chang Gung Memorial Hospital; Ton-Ping Su, M.D., Cheng Hsin General Hospital, Cheng-Ta Li, M.D., Taipei Veterans General Hospital. The Phase II, Part 2 began in the 1st quarter of 2022 at the 5 Taiwan sites. The UCSF site will join the study in the 2nd quarter of 2023.

●	Drug: ABV-1601, Major Depression in Cancer Patients, Phase I/II, NCE drug Principal Investigator: Scott Irwin, MD, Ph.D. – Cedars Sinai Medical Center (CSMC). The Phase I clinical study was conducted on March 31, 2023.

●	Medical Device: ABV-1701, Vitargus® in vitrectomy surgery, Phase II Study has been initiated in Australia and Thailand, Principal Investigator: Duangnate Rojanaporn, M.D., Ramathibodi Hospital; Thuss Sanguansak, M.D., Srinagarind Hospital of the two Thailand Sites and Professor/Dr. Matthew Simunovic, Sydney Eye Hospital; Dr. Elvis Ojaimi, East Melbourne Eye Group & East Melbourne Retina. The Phase II study will be started in the 2nd quarter of 2023.

The following trials are expected to begin in the third quarter of 2023:

●	Drug: ABV-1519, Non-Small Cell Lung Cancer treatment, Phase I/II Study in Taiwan, Principal Investigator: Dr. Yung-Hung Luo, M.D., Taipei Veterans General Hospital (TVGH).

●	Drug: ABV-1703, Advanced Inoperable or Metastatic Pancreatic Cancer, Phase II, Principal Investigator: Andrew E. Hendifar, MD – Cedars Sinai Medical Center (CSMC)

Upon successful completion of a Phase II trial, ABVC will seek a partner, typically a large pharmaceutical company, to complete a Phase III study and commercialize the drug or medical device upon approval by the US FDA, Taiwan TFDA and other country regulatory authorities.

Another part of the Company’s business is conducted by BioKey, a wholly owned subsidiary. The Company owns a certified GMP manufacturing facility, through BioKey, that is qualified to deliver small quantities of drugs for use by its clients in clinical trials from Phase I to Phase III. The GMP facility can manufacture direct API or blend fill-in capsules, manual and automated encapsulation, wet granulation or tray drying process, tablet compression and coating process, packaging solid dosage forms for ANDA and IND submission.

The BioKey facility consists of a GMP suite, product development area, analytical laboratory, food processing area, caged GMP storage area, receiving area and two warehouses. The facility was remodeled in December 2008 and received its first drug manufacturing license in June 2009. ABVC’s current drug manufacturing license allows it to manufacture drug products under IND for human clinical trials until the expiration of the license on December 2, 2024.

In 2022, BioKey will begin manufacturing a dietary supplement based on the maitake mushroom. The mushrooms, supplied by Shogun Maitake Canada, Co. Ltd., are grown in a controlled temperature and humid environment free of pesticides and chemicals. Initially, sales of the new supplement in the US and Canada will be targeted to high end grocery stores and worldwide via online distribution. While there are many mushroom-based supplements currently available to customers, BioKey believes its new line has a significant competitive advantage since the purity and consistency of the mushrooms themselves exceeds any maitake mushrooms currently available and the extraction process employed by BioKey delivers a particularly strong dose. The maitake mushroom is rich in bioactive polysaccharides, especially beta-glucans. These polysaccharides have well-documented immune-protecting and antitumor properties. BioKey has developed both a tablet and a liquid version of the supplement. GMP manufacturing of bulk quantities Maitake mushroom tablets and Maitake mushroom drinks were completed in 2 and 1 batches respectively for commercial launches in Taiwan and Canada in 2022.

Beta-glucans in maitake mushrooms has been shown to reduce cholesterol, resulting in improved artery functionality and overall better cardiovascular health that lowers the risk of heart disease. Further, studies have shown that the beta-glucans in maitake mushroom have the effect of strengthening the immune system1. In a trial of postmenopausal breast cancer patients, oral administration of a maitake extract was shown to have immunomodulatory effects. In a different trial done at Memorial Sloan Kettering Cancer Center, maitake extracts were shown to enhance neutrophil and monocyte function in patients with myelodysplastic syndrome. It boosts production of lymphokines (protein mediators) and interleukins (secreted proteins) resulting in improved immune response. Further, beta-glucans, has been shown in clinical trials to lower blood glucose levels thereby helping to activate insulin receptors, while reducing insulin resistance in diabetes management.

BioKey has entered into a three-year distribution agreement with Define Biotech Co. Ltd., a Taiwan-based pharmaceutical marketing company that focuses on sales of drugs, dietary supplements and medical products in the Asia-Pacific region. The agreement grants Define Biotech the exclusive right to distribute this new dietary supplement in China and Taiwan in exchange for the commitment to purchase up to $3.0 million worth of the new product over the three-year period.

Corporate Information

Our principal executive office is located 44370 Old Warm Springs Blvd, Fremont, CA 94538. Our telephone number is (510) 668-0881.

We make available free of charge through our website our annual report on Form 10-K, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.

[1]	https://www.webmd.com/diet/maitake-mushroom-health-benefits

The Offering

Issuer:	ABVC BioPharma, Inc.

Common Stock offered by us pursuant to this prospectus supplement:	500,000, consisting of 300,000 shares of common stock and 200,000 pre-funded warrants

Offering Price:	$3.50 per share

Total Common Stock outstanding before this offering:	3,308,531

Total Common Stock to be outstanding immediately after this offering (1):	3,808,531

Use of proceeds:	We estimate the net proceeds to us from this offering will be approximately $1.5 million after deducting the placement agent fee and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, including for research and development, strategic collaborations, working capital and other general corporate purposes, which may include the repayment of debt. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 3 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market Symbol:	“ABVC”

(1)	The number of our common stock to be outstanding immediately after this offering is based on 3,608,531 shares of Common Stock issued and outstanding as of July 27, 2023, and excludes, as of such date,

●	1,307,102 shares of our Common Stock issuable upon the exercise of stock options outstanding;

●	7,238,442 shares of our Common Stock underlying outstanding warrants;

●	600,020 shares of our Common Stock issuable upon the exercise of the Common Stock purchase warrants issued in the Company’s August 2021 offering;

●	92,000 shares of our Common Stock issuable upon the exercise of the Company’s representative’s warrants issued in the Company’s August 2021 offering; and

●	30,000 shares of our Common Stock issuable upon the exercise of the Company’s placement agent warrants issued pursuant to this Offering.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” described in our most recent annual report on Form 10-K, filed on March 31, 2023, as supplemented and updated by subsequent current reports on Form 8-K that we have filed with the SEC, together with all other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement and in any related free writing prospectus in connection with a specific offering, before making an investment decision. Each of the risk factors could materially and adversely affect our business, operating results, financial condition and prospects, as well as the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

In addition to the risk factors referenced above, as described in our most recent annual report on Form 10-K, we want to disclose the additional risk factors below.

Risks Related to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Because we are a small company, the requirements of being a public company, including compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with listed equity securities, we must comply with the federal securities laws, rules and regulations, including certain corporate governance provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act, related rules and regulations of the SEC and the NASDAQ, with which a private company is not required to comply. Complying with these laws, rules and regulations occupies a significant amount of the time of our Board of Directors and management and significantly increases our costs and expenses. Among other things, we must:

●	maintain a system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	comply with rules and regulations promulgated by the NASDAQ;

●	prepare and distribute periodic public reports in compliance with our obligations under the federal securities laws;

●	maintain various internal compliance and disclosures policies, such as those relating to disclosure controls and procedures and insider trading in our common stock;

●	involve and retain to a greater degree outside counsel and accountants in the above activities;

●	maintain a comprehensive internal audit function; and

●	maintain an investor relations function.

Future sales of our common stock, whether by us or our stockholders, could cause our stock price to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly. Similarly, the perception in the public market that our shareholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities. In addition, the issuance and sale by us of additional shares of our common stock or securities convertible into or exercisable for shares of our common stock, or the perception that we will issue such securities, could reduce the trading price for our common stock as well as make future sales of equity securities by us less attractive or not feasible. The sale of shares of common stock issued upon the exercise of our outstanding options and warrants could further dilute the holdings of our then existing shareholders.

Investors in this offering will experience immediate and substantial dilution.

Because the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of our common stock. Based on an offering price of $3.50 per share, after deducting estimated offering commissions and, and based on our net tangible book value of the common stock per share as of March 31, 2023, if you purchase shares of our common stock in this offering, you will suffer immediately dilution of $2.59 per share in the net tangible book value of the common stock.

Securities analysts may not cover our common stock and this may have a negative impact on the market price of our common stock.

The trading market for our common stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our common stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our common stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease and we could lose visibility in the financial markets, which could cause our stock price and trading volume to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for shares of our common stock. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering or other transactions at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	the perception of U.S. investors and regulators of our company;

●	actual or anticipated fluctuations in our quarterly operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports;

●	changes in the economic performance or market valuations of other microcredit companies;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	addition or departure of key personnel;

●	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

●	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

●	failure to meet analysts’ revenue or earnings estimates;

●	speculation in the press or investment community;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	actions by institutional shareholders;

●	fluctuations in the stock price and operating results of our competitors;

●	general market conditions;

●	proposed or adopted regulatory changes or developments;

●	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

●	domestic and international economic factors unrelated to our performance.

The stock market has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified above in “Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Volatility in our Common Stock price may subject us to securities litigation.

The market for our Common Stock may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

There is no public market for the pre-funded warrants.

There is no established public trading market for the pre-fundedwarrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange or automated quotation system. Without an active market, investors in this offering may be unable to readily sell the pre-funded warrants.

The pre-funded warrants may be dilutive to holders of our common stock.

The ownership interest of the existing holders of our common stock will be diluted to the extent the pre-funded warrants are exercised. The shares of our common stock underlying the pre-funded warrants represented approximately 5.25 % of our common stock outstanding as of July 27, 2023 (assuming that the total shares of common stock outstanding includes the 300,000 shares of common stock and 200,000 pre-funded warrants offered pursuant to this prospectus supplement).

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.5 million, after deducting the placement agent fees and the estimated offering expenses payable by us.

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including for general working capital purposes, which may include the repayment of outstanding debt.

DIVIDEND POLICY

The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value on March 31, 2023 was approximately $1,734,507, or $0.52 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of our shares of common stock and pre-funded warrants in the aggregate amount of approximately $1.75 million in this offering at an assumed offering price of $3.50 per share, and after deducting the placement agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of March 31, 2023 would have been approximately $1,909,507, or approximately $0.91 per share of common stock. This represents an immediate increase in net tangible book value of $0.39 per share to our existing shareholders and an immediate decrease in net tangible book value of $2.59 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share	$3.50
Net tangible book value per share as of March 31, 2023	$0.52
Dilution per share attributable to new investors	$2.59

Net tangible book value per share after giving effect to this offering	$0.91

Increase per share to existing investors	$0.39

The above discussion and table are based on 3,608,531 shares of Common Stock outstanding as of March 31, 2023 and excludes:

●	1,307,102 shares of our Common Stock issuable upon the exercise of stock options outstanding;

●	7,238,442 shares of our Common Stock underlying outstanding warrants;

●	600,020 shares of our Common Stock issuable upon the exercise of the Common Stock purchase warrants issued in the Company’s August 2021 offering;

●	92,000 shares of our Common Stock issuable upon the exercise of the Company’s representative’s warrants issued in the Company’s August 2021 offering; and

●	30,000 shares of our Common Stock issuable upon the exercise of the Company’s placement agent warrants issued pursuant to this Offering.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

CAPITALIZATION

Effective July 25, 2023, the Company effected a reverse share split of its outstanding common stock at a ratio of 1-for-10. For purposes  of this section, we assumed the reverse stock split occurred and it is reflected below.

The following table sets forth our capitalization as of March 31, 2023:

●	on an actual basis;

●	on a pro forma, as adjusted basis to give effect to the offering described above and the issuance and sale of 300,000 shares of common stock and 200,000 pre-funded warrants at the offering price of $3.50 per share, after deducting placement agent fees and expenses and estimated offering expenses payable by us;

●	The table is based on 3,808,531 shares of Common Stock outstanding as of March 31, 2023 and excludes:

●	1,307,102 shares of our Common Stock issuable upon the exercise of stock options outstanding;

●	7,238,442 shares of our Common Stock underlying outstanding warrants;

●	600,020 shares of our Common Stock issuable upon the exercise of the Common Stock purchase warrants issued in the Company’s August 2021 offering;

●	92,000 shares of our Common Stock issuable upon the exercise of the Company’s representative’s warrants issued in the Company’s August 2021 offering; and

●	30,000 shares of our Common Stock issuable upon the exercise of the placement agent warrants issued pursuant to the offering described above.

	March 31, 2023
	Actual	Pro Forma
	US$	US$
Equity
Common Stock	33,081	33,581
		-
Additional paid-in capital	68,048,004	68,222,504
Stock subscription receivable	(2,257,400)	(2,257,400)
Accumulated other comprehensive income (loss)	539,660	539,660
Accumulated deficit	(56,728,134)	(56,728,134)
Treasury stock	(9,100,000)	(9,100,000)
Non-controlling interests	64,019	64,019
Total equity	1,734,507	1,909,507
Total capitalization	5,843,094	6,018,094

DESCRIPTION OF OUR SECURITIES WE ARE OFFERING

We are offering 300,000 shares of our Common Stock and 200,000 pre-funded warrants pursuant to this prospectus supplement and the accompanying prospectus.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities to be Registered” beginning on page 4 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the Company’s Current Report on Form 8-K for July 27, 2023. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

Each pre-funded warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter until the pre-funded warrants are exercised in full. The pre-funded warrants will be exercisable in whole or in part by delivering to the Company a completed instruction form for exercise and complying with the requirements for exercise set forth in the pre-funded warrant. Payment of the exercise price may be made in cash or pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Cashless Exercise

At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a pre-funded warrant if the holder (together with its Attribution Parties (as defined in the pre-funded warrant)) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided, that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

PLAN OF DISTRIBUTION

Pursuant to a certain Engagement Letter dated October 12, 2022, as amended on January 30, 2023 (the “Letter Agreement”), we have engaged Wilmington Capital Securities LLC to act as placement agent (the “Placement Agent”) in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus.

Under the terms of the Letter Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our Common Stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Letter Agreement does not give rise to any commitment by the Placement Agent to purchase any of our shares of common stock or warrants, and the Placement Agent will have no authority to bind us by virtue of the Letter Agreement for this offering. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. As described below, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common stock by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent: (1) may not engage in any stabilization activity in connection with our securities; and (2) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have entered into the Securities Purchase Agreement (the “Securities Purchase Agreement” or “SPA”) directly with the investors in this offering pursuant to which we plan to sell to such investors an aggregate of up to $1,750,000 worth of (i) shares of Common Stock and (ii) Pre-Funded Warrants exercisable for shares of Common Stock. We negotiated the price for the shares of Common Stock and the Pre-Funded Warrants offered in this offering with the investors. The factors considered in determining the price of the shares of Common Stock and Pre-Funded Warrants included the recent market price of our shares of Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The form of the Securities Purchase Agreement is attached as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering. The closing of this offering will take place on or about July 31, 2023.

Commissions and Offering Expenses

We will pay to the placement agent a cash fee equal to 6% of the aggregate sales price of the securities sold in this offering. We will also reimburse the placement agent for reasonable expenses actually incurred in connection with this offering. Additionally, we shall issue to the Placement Agent or its designee(s) warrants equal to 6% of the aggregate number of shares of common stock sold in this offering (“Agent Warrants”).

The Agent Warrants and the shares of our Common Stock issuable upon exercise thereof are being registered hereby.

	Per Share (or Pre- Funded Warrant)	Total
Offering Price	$3.50	1,750,000
Placement Agent’s Fees (1)	$0.210	105,000
Proceeds, before expenses, to us	$3.290	1,645,000

The table above does not reflect the reimbursement of the Placement Agent for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal counsel.

We estimate expenses payable by us in connection with this offering, other than the Placement Agent’s fees and expenses referred to above, will be approximately $145,732.

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1,499,268.

Placement Agent Warrants

We have agreed to issue to the Placement Agent a warrant to purchase a number of shares of Common Stock equal to 6% of the aggregate number of shares of Common Stock sold in this offering. The warrant to be issued to the Placement Agent will have an initial exercise price of $3.50 per share, subject to adjustment, exercisable from July 31, 2023 and will terminate on the five-year anniversary of the effective date of the offering If at the time of exercise of the Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for issuance or resale of the Warrant Shares to or by the holder, then the Warrant may be exercised in whole or in part at such time by means of a cashless exercise. Pursuant to FINRA Rule 5110(g), the Placement Agent warrant and any shares issued upon exercise of the Placement Agent warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. We have registered the Placement Agent warrant and the common stock underlying such Placement Agent warrant pursuant to this prospectus supplement.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Delivery of Common Stock

Delivery of shares of our Common Stock issued and sold in this offering will be no later than the second trading day following the closing of this transaction.

Listing

Our common stock are listed on the Nasdaq Capital Market under the symbol “ABVC.”

LEGAL MATTERS

The validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, NY. Lucosky Brookman, LLP, Woodbridge, NJ is acting as counsel to the investors in this offering.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal year ended December 31, 2022 have been audited by WWC, P.C.., an independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023;

●	the Company’s Quarterly Report on Form 10-Q for the quarter year ended March 31, 2023, filed with the SEC on May 15, 2023;

●	the Company’s Current Reports on Form 8-K, filed with the SEC on July 27, 2023, March 31, 2023, April 3, 2023, April 24, 2023, May 26, 2023, June 9, 2023, June 9, 2023, July 7, 2023, July 14, 2023 and July 24, 2023; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 2, 2021, including any amendments and reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (and in the case of a Current Report on Form 8-K, so long as they state that they are incorporated by reference into this prospectus, and other than Current Reports on Form 8-K, or portions thereof, furnished under Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at 44370 Old Warm Springs Blvd., Fremont, CA 94538, Attention: Leeds Chow, Chief Financial Officer, (562)-774-2958.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and, in accordance with these requirements, we file annual and current reports and other information with the SEC. You may inspect, read (without charge) and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website at www.sec.gov that contains our filed reports and other information that we file electronically with the SEC.

We maintain a corporate website at www.abvcpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PROSPECTUS

$50,000,000

ABVC BioPharma, Inc.

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate offering price of up to $50,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock, par value $.001 per share, is currently listed on the Nasdaq Capital Market under the symbol “ABVC”. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

As of November 16, 2021, the aggregate market value of the voting and non-voting common equity held by non-affiliates was $39,921,901.08, based on the closing price of $3.32 on November 12, 2021. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated November 16, 2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “ABVC” or the “Company” in this prospectus mean ABVC BIOPHARMA, INC., a Nevada corporation, on a consolidated basis with its wholly-owned subsidiaries, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements. “Common Stock” is the Common Stock of ABVC Biopharma, Inc., par value US$0.001 per share.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ii

ABOUT ABVC

Overview

ABVC BioPharma, Inc., formerly known as American BriVision (Holding) Corporation, a Nevada corporation, through the Company’s operating entity, American BriVision Corporation (“BriVision”), which was incorporated in July 2015 in the State of Delaware, engages in biotechnology to fulfill unmet medical needs and focuses on the development of new drugs and medical devices derived from plants. BriVision develops its pipeline by carefully tracking new medical discoveries or medical device technologies in research institutions in the Asia-Pacific region. Pre-clinical, disease animal model and Phase I safety studies are examined closely by the Company to identify drugs that BriVision believes demonstrate efficacy and safety. Once a drug appears to be a good candidate for development and ultimately commercialization, BriVision licenses the drug or medical device from the original researchers and begins to introduce the drugs clinical plan to highly respected principal investigators in the United States, Australia and Taiwan to conduct a Phase II clinical trial. At present, clinical trials for the Company’s drugs and medical devices are being conducted at such world-famous institutions as Memorial Sloan Kettering Cancer Center (“MSKCC”) and MD Anderson Cancer Center. BriVision had no predecessor operations prior to its formation on July 21, 2015.

Medicines derived from plants have a long history of relieving or preventing many diseases and, typically, have exhibited fewer side effects than drugs developed from animals or chemical ingredients. Perhaps the most famous example is aspirin, which evolved from a compound found in the bark and leaves of the willow tree and was later marketed by Bayer starting in 1899. Aspirin has very few serious side effects and has proven to be one of the most successful drugs in medical history. Some 50 years later, scientists identified anticancer compounds in the rosy periwinkle, which Eli Lilly subsequently produced for the treatment of leukemia and Hodgkins disease. Other well-known examples of successful botanical drugs include the cancer-fighting Taxol, isolated from the Pacific yew tree.

The Company develops its pipeline by carefully tracking new medical discoveries or medical device technologies in research institutions in the Asia-Pacific region. Pre-clinical, disease animal model and Phase I safety studies are examined closely by the Company’s scientists and other specialists known to the Company to identify drugs that it believes demonstrate efficacy and safety based on the Company’s internal qualifications. Once a drug is shown to be a good candidate for further development and ultimately commercialization, BriVision licenses the drug or medical device from the original researchers and begins to introduce the drugs clinical plan to highly respected principal investigators in the United States, Australia and Taiwan. In almost all cases, we have found that research institutions in each of those countries are eager to work with the Company to move forward with Phase II clinical trials.

Currently, institutions that have or are now conducting phase II clinical trials in partnership with ABVC include:

●	Drug: ABV-1504, Major Depressive Disorder (MDD), Phase II completed. NCE drug Principal Investigators: Charles DeBattista M.D. and Alan F. Schatzberg, MD, Stanford University Medical Center, Cheng-Ta Li, MD, Ph.D – Taipei Veterans General Hospital

●	Drug: ABV-1505, Adult Attention-Deficit Hyperactivity Disorder (ADHD), Phase II Part 1 completed. NCE drug Principal Investigators: Keith McBurnett, Ph.D. and Linda Pfiffner, Ph.D., University of California San Francisco (UCSF), School of Medicine

●	Drug: ABV-1601, Major Depression in Cancer Patients, Phase I/II, NCE drug Principal Investigator: Scott Irwin, MD, Ph.D. – Cedars Sinai Medical Center (CSMC)

●	Drug: ABV-1703, Advanced Inoperable or Metastatic Pancreatic Cancer, Phase II, NCE drug Principal Investigator: Andrew E. Hendifar, MD – Cedars Sinai Medical Center (CSMC)

The following trials are expected to begin in the fourth quarter of 2021 and first quarter of 2022:

●	Medical Device: ABV-1701, Vitargus® in vitrectomy surgery, Pivotal Study in Australia, Principal Investigator: Andrew Chang, MD, Ph.D., Sydney Eye Hospital, Australia

●	Drug: ABV-1501, A Phase I/II, Open Label Study to Evaluate the Safety and Efficacy of BLEX 404 Oral Liquid Combined with Docetaxel Monotherapy in Patients with Stage IV or Recurrent Breast Cancer Patients

Upon successful completion of the Phase II trial, the Company will seek a partner – a large pharmaceutical company – to complete a Phase III study, submit the New Drug Application (NDA), and commercialize the drug upon approval by the FDA and Taiwan FDAs. The Company expects to seek its first commercialization partner in 2021 for Vitargus, its vitreous substitute that helps to maintain a round shape and retinal location during vitrectomy surgery.

Another part of the Company’s business is conducted by BioKey, a wholly owned subsidiary, that is engaged in a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase I through phase III) and commercial manufacturing.

On February 8, 2019, the Company, BioLite Holding, Inc. (“BioLite”), BioKey, Inc. (“BioKey”), BioLite Acquisition Corp., a direct wholly-owned subsidiary of the Company and BioKey Acquisition Corp., a direct wholly-owned subsidiary of the Company completed the business combination pursuant to that certain Agreement and Plan of Merger dated January 31, 2018, pursuant to which the Company acquired BioLite and BioKey via issuing shares of the Company’s Common Stock to the shareholders of BioLite and BioKey. As a result, BioLite and BioKey became two wholly-owned subsidiaries of the Company on February 8, 2019. The Company issued an aggregate of 104,558,777 shares of Common Stock (prior to the reverse stock split in 2019) to the shareholders of both BioLite and BioKey under a registration statement on Form S-4 (file number 333-226285), which became effective by operation of law on or about February 5, 2019.

BioLite was incorporated under the laws of the State of Nevada on July 27, 2016, with 500,000,000 shares authorized, par value $0.0001. BioLite’s key subsidiaries include BioLite BVI, Inc. (“BioLite BVI”) that was incorporated in the British Virgin Islands on September 13, 2016 and BioLite, Inc. (“BioLite Taiwan”), a Taiwanese corporation that was founded in February 2006. BioLite Taiwan has been in the business of developing new drugs for over ten years.

BioLite and BioLite BVI are holding companies and have not carried out substantive business operations of their own.

In January 2017, BioLite, BioLite BVI, BioLite Taiwan, and certain shareholders of BioLite Taiwan entered into a share purchase / exchange agreement (the “BioLite Share Purchase / Exchange Agreement”). Pursuant to the BioLite Share Purchase / Exchange Agreement, the shareholder participants to the BioLite Share Purchase / Exchange Agreement sold their equity in BioLite Taiwan and used the proceeds from such sales to purchase shares of Common Stock of BioLite at the same price per share, resulting in their owning the same number of shares of Common Stock as they owned in BioLite Taiwan. Upon closing of the Share Purchase/ Exchange Agreement in August 2017, BioLite owns, via BioLite BVI, approximately 73% of BioLite Taiwan. The other shareholders who did not enter this Share Purchase/ Exchange Agreement retain their equity ownership in BioLite Taiwan.

BioKey was incorporated on August 9, 2000 in the State of California. It is engaged primarily in research and development, manufacturing, and distribution of generic drugs and nutraceuticals with strategic partners. BioKey provides a wide range of services, including, API characterization, pre-formulation studies, formulation development, analytical method development, stability studies, IND/NDA/ANDA/510K submissions, and manufacturing clinical trial materials (phase 1 through phase 3) and commercial manufacturing. It also licenses out its technologies and initiates joint research and development processes with other biotechnology, pharmaceutical, and nutraceutical companies.

Our principal executive offices are located at 44370 Old Warm Springs Blvd, Fremont, CA 94538. Our telephone number is: (510) 668-0881.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including for general working capital purposes, which may include the repayment of outstanding debt.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings the following securities:

●	shares of common stock;

●	shares of preferred stock;

●	debt securities;

●	warrants exercisable for debt securities, common stock or preferred stock;

●	rights to purchase any of such securities; and

●	units of debt securities, common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

Common Stock

As of the date hereof, there are 28,609,388 shares of our Common Stock issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company, subject to prior distribution rights of preferred stock then outstanding. There are no conversions, redemptions or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and non-assessable.

Preferred Stock

As of the date hereof, there is no preferred stock outstanding, including the class of Series A Convertible Preferred Stock. Pursuant to the articles of incorporation of the Company, the Board of Directors is expressly granted the authority to issue preferred stock up to 20,000,000 shares and prescribe its designations. On June 28, 2019, the Company filed a certificate of designation (the “Series A COD”) of Series A Convertible Preferred Stock (the “Series A Stock”) with the Secretary of the State of Nevada, pursuant to which the Company designated 3,500,000 shares of preferred stock as Series A Stock, par value of $0.001 per share.

The following description of the Series A Stock is not complete. The Company’s Board of Directors has the authority, without further action by the shareholders, to issue shares of preferred stock in one or more other series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Any or all of these rights may be greater than the rights of the Company’s Common Stock. These descriptions are qualified in their entirety by reference to the Company’s Articles of Incorporation, as amended, and the certificate of designation relating to each such series.

Dividends

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our Board, subject to applicable laws and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions and capital requirements. Our future ability to pay cash dividends on our capital stock may also be limited by the terms of any debt instruments or preferred securities issued in the future.

Conversion Rights

Each share of Series A Stock is initially convertible at any time at the option of the holders into one share of Common Stock and automatically converts into one share of Common Stock (the “Conversion Ratio”) on its four-year anniversary of issuance and without the payment of additional consideration by the holder thereof.

No fractional shares shall be issued upon conversion of Series A Stock into Common Stock and no payment. In lieu of delivering fractional shares, we will pay to the holder, to the extent permitted by law, an amount in cash equal to the current fair market value of such fractional share as determined in good faith by our Board.

Voting Rights

Holders of shares of the Series A Stock vote on an as converted basis with the holders of our Common Stock.

Holders of shares of Series A Stock were entitled to receive a cash dividend at the per annum rate of an amount equal to the product of 5% multiplied by the public offering price per share of the shares that were to be sold pursuant to the registration statement on Form S-1 (File No. 333-228387) initially filed on November 14, 2018, but has since been withdrawn. Therefore, the Series A Stock is not eligible for dividends at this time.

Conversion Rights

Each share of Series A Stock is initially convertible at any time at the option of the holders into one share of Common Stock and automatically converts into one share of Common Stock (the “Conversion Ratio”) on its four-year anniversary of issuance and without the payment of additional consideration by the holder thereof.

No fractional shares shall be issued upon conversion of Series A Stock into Common Stock and no payment. In lieu of delivering fractional shares, we will pay to the holder, to the extent permitted by law, an amount in cash equal to the current fair market value of such fractional share as determined in good faith by our Board.

No Maturity, Sinking Fund or Mandatory Redemption

The Series A Stock has no maturity date and we are not required to redeem the Series A Stock at any time. However, we may choose to convert all the outstanding shares of the Series A Stock into our Common Stock at the same Conversion Ratio at any time, provided that we have prepaid and distributed all the dividend accrued and to be accrued at the end of the four-year period since issuance thereof. Accordingly, the Series A Stock will remain outstanding until automatically converted to Common Stock on the four-year anniversary of issuance, unless the holders of the Series A Convertible Preferred Stock or we choose to convert the Series A Stock into the Common Stock. The Series A Stock is also not subject to any sinking fund.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase our Common Stock or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Common Stock or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Common Stock or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Common Stock or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Common Stock or preferred shares purchasable upon exercise, if any.

Outstanding Warrants

As of the date of this prospectus, we have 545,182 and 5,238,425 options and warrants, respectively of the Company outstanding.

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of Common Stock or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable, if applicable;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Share Capital – Common Stock and Preferred Shares” and “Description of Warrants” will apply to each unit and to any Common Stock, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue notes under senior or subordinated indentures or, separately, without the use of an indenture. If we issue senior or subordinated notes without the use of an indenture, we will issue such senior or subordinated notes directly to the purchasers of such senior or subordinated notes.

If we issue senior notes under a senior indenture, we will enter into such subordinated indenture with the trustee to be named in such senior indenture. If we issue subordinated notes under a subordinated indenture, we will enter into such subordinated indenture with the trustee to be named in such subordinated indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of such notes and indentures, if any, that describes the terms of the particular note we may offer under this prospectus, and any supplement agreements, before the issuance of the related note. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Common Stock, preferred shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Anti-Takeover Provisions

Certain provisions of Nevada law, our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

Nevada Law

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.”

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws would apply to us if we were to have 200 or more stockholders as of the record date (at least 100 of whom have had addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding such date) and do business in the State of Nevada directly or through an affiliated corporation, unless the Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the board of directors determines that the change is opposed to, or not in, the best interests of the corporation.

The effect of these statutes may be to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Board of Directors Vacancies

Generally, under NRS 78.335, one or more of the incumbent directors may be removed from office by the vote of stockholders representing two-thirds or more of the voting power of the issued and outstanding stock entitled to vote. In addition, if a court of competent jurisdiction, or other governmental entity or regulatory agency with authority over the corporation requires, without providing any other reasonable and practicable alternative, that any specified director cease to be a director in order for the corporation to obtain, or avoid the suspension, conditioning or revocation of, any permit, license, registration, franchise, finding of suitability or similar authorization or approval required for the conduct of all or any material portion of the business of the corporation or any of its affiliates taken as a whole and such requirement is not appealable or has otherwise become final after declination or exhaustion of all appeals therefrom, then that specified director may be removed as a director by not less than a majority of the voting power of the other directors, even if less than a quorum, acting at a meeting and not by written consent and without a vote of the stockholders. The Articles of Incorporation and Bylaws authorize the Board to fill vacant directorships, although the shareholders can fill vacancies in certain situations.

Cumulative Voting

The NRS does not permit stockholders to cumulate their votes other than in the election of directors, and then the company’s articles of incorporation must specifically provide for it. . The Company’s Articles of Incorporation as currently in effect are silent as to whether cumulative voting in the election of directors is permitted; however, the Company’s current bylaws allow for cumulative voting, so long as a shareholder has given notice prior to commencement of the voting of the shareholder’s intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination either (i) by giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder’s shares are normally entitled or (ii) by distributing the shareholder’s votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer, LLC.

18 Lafayette Place, Woodmere, NY 11598

(212) 828-8436

https://www.vstocktransfer.com/

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

KCCW Accountancy Corp. (“KCCW”), an independent registered public accounting firm, audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 and 2019, as set forth in their report included therein, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on KCCW’s report, given on their authority as experts in accounting and auditing.

Material Changes

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: www.abvcpharma.com. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021;

(c)	the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021;

(d)	the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021;

(e)	the Company’s Current Reports on Form 8-K filed on October 8, 2021;

(f)	the Company’s Current Reports on Form 8-K filed on August 5, 2021;

(g)	the Company’s Current Reports on Form 8-K/A filed on June 8, 2021;

(h)	the Company’s Current Reports on Form 8-K/A filed on May 3, 2021;

(i)	the Company’s Current Reports on Form 8-K filed on February 11, 2021;

(j)	the Company’s Current Reports on Form 8-K filed on January 7, 2021;

(k)	the Company’s Current Reports on Form 8-K filed on January 8, 2021; and

(l)	the description of the Common Stock, $0.001 par value per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on August 2, 2021 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Howard Doong

Chief Executive Officer

ABVC BioPharma, Inc.

44370 Old Warm Springs Blvd.

Fremont, CA 94538

Tel: (510) 668-0881

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

300,000 shares of Common Stock

200,000 Pre-Funded Warrants

Placement Agent Warrants to Purchase up to 30,000 shares of Common Stock

(and the shares of Common Stock underlying such Placement Agent Warrants)

ABVC BIOPHARMA, INC.

Placement Agent

Wilmington Capital Securities LLC

PROSPECTUS SUPPLEMENT
July 31, 2023